UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 14, 2022

WORKDAY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35680	20-2480422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

6110 Stoneridge Mall Road

Pleasanton, California 94588

(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 951-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	WDAY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2022, the Board of Directors (the “Board”) of Workday, Inc. (“Workday”) appointed Carl M. Eschenbach as co-Chief Executive Officer (“co-CEO”) of Workday, effective December 20, 2022 (the “Effective Date”). Mr. Eschenbach will remain a member of the Board and continue to sit on the Investment Committee of the Board. He resigned from the Compensation Committee, effective as of the Effective Date. Mr. Eschenbach will serve as co-CEO alongside Aneel Bhusri, Workday’s co-CEO, co-founder, and chair, through January 2024, Workday's fiscal year end. At that time, Mr. Bhusri and the Board expect that Mr. Eschenbach will assume sole CEO responsibilities, with Mr. Bhusri assuming a full-time role as executive chair and continuing as chair of the Board.

On December 14, 2022, Luciano G. Fernandez informed the Board of his intention to resign from his position as Workday’s co-CEO and a member of the Board, effective as of the Effective Date. Mr. Fernandez’s decision to resign as a director was not due to any disagreements with Workday on any matter relating to Workday’s operations, policies, or practices. Mr. Fernandez is expected to remain active with the company through April 2023, at which point he will transition towards retiring from Workday.

Mr. Eschenbach, 52, has served as a member of the Board since February 2018. Mr. Eschenbach served as a general partner at Sequoia Capital Operations, LLC, a venture capital firm, from April 2016 to December 2022, where he will continue in a venture partner capacity. Prior to that, Mr. Eschenbach spent 14 years at VMware, Inc., a leading innovator in enterprise software, where he held a number of leadership roles in operations, most recently as its President and Chief Operating Officer. Prior to that, Mr. Eschenbach held various sales management positions with Inktomi Corporation, 3Com Corporation, Lucent Technologies, Inc., and EMC Corporation. He has served as a director of Aurora Innovation, Inc. since March 2019, UiPath, Inc. since December 2020, Snowflake Inc. since May 2019, Zoom Video Communications, Inc. since November 2016, and Palo Alto Networks, Inc. since May 2013, and is also a director of several private companies. After a transition period, Mr. Eschenbach is expected to resign as a member of all outside for-profit boards of directors, except for two public company boards. Mr. Eschenbach received an electronics technician diploma from DeVry University.

Mr. Eschenbach is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Eschenbach entered into an employment agreement with Workday dated December 20, 2022 (the “Employment Agreement”).

The Employment Agreement provides for, among other things, (i) an initial annual base salary of $1,000,000, (ii) eligibility for an annual target cash bonus up to 150% of the amount of his then-current base salary beginning in Workday’s fiscal year 2024, and (iii) certain equity awards as described below.

Pursuant to the Employment Agreement, Mr. Eschenbach will be granted the equity awards described below under Workday’s 2022 Equity Incentive Plan. He will not be eligible for additional equity awards until April 2024.

●	A restricted stock unit award to acquire a number of shares of Workday’s Class A Common Stock equal to $50,000,000, divided by the trailing simple moving average stock price of Workday’s Class A Common Stock on The Nasdaq Global Select Market for the twenty (20) trading days ending on December 20, 2022, the day that the Employment Agreement was signed (such average, the “20-day Average”), rounded up to the nearest whole share (the “New Hire RSU”). The New Hire RSU will be granted on the fifth trading day following the public announcement of his appointment (the “Grant Date”). The New Hire RSU will vest as to 1/16th of the shares underlying the New Hire RSU on each quarterly anniversary of the 5th day of the month during which the Grant Date occurs (the “Vesting Start Date”), subject to Mr. Eschenbach’s continued service on each time-based vesting date.

●	A performance-based restricted stock unit award to acquire such number of shares of Workday’s Class A Common Stock equal to the same number of shares as are subject to the New Hire RSU (the “PVU Award”), which will be divided into three equal tranches (each, a “Tranche”) each of which will require achievement of a stock price target (each a “Price Hurdle”) as described below during such Tranche’s specific performance period, as well as Mr. Eschenbach’s continued service on each time-based vesting date of the PVU Award.

The PVU Award performance metrics are subject to an overall five (5) year performance period commencing on the Grant Date. Tranche 1 requires a 25% increase from the Baseline Price (as defined below) during years 1 through 3; Tranche 2 requires a 50% increase from the Baseline Price during years 2 through 4; and Tranche 3 requires a 75% increase from the Baseline Price during years 3 through 5.

Testing for achievement of each Price Hurdle will be measured monthly by calculating the percentage increase of (i) the trailing simple moving average stock price of Workday’s Class A Common Stock over the 45 consecutive trading days (the “45-day Average Stock Price”) ending on the 20th of each month over (ii) the 45-day Average Stock Price ending on December 20, 2022, the day that the Employment Agreement was signed (the “Baseline Price”).

A Tranche’s Price Hurdle may not be achieved prior to such Tranche’s performance period, other than as a result of a change in control transaction as described below. If unachieved during its applicable performance period, Tranche 1 and/or Tranche 2 may be earned in a later performance period, but only if the higher Price Hurdle for such later performance period is also achieved.

If a Tranche’s Price Hurdle is achieved during such Tranche’s performance period, 1/60th of such Tranche’s PVU shares will vest on each of the monthly anniversaries of the Vesting Start Date, subject to Mr. Eschenbach’s continued service to Workday.

●	A restricted stock unit award to acquire such number of shares of Workday’s Class A Common Stock equal to $10,000,000, divided by the 20-day Average, rounded up to the nearest whole share (the “Special RSU”), which will vest and settle over one (1) year in equal installments on each quarterly anniversary of the Vesting Start Date, subject to Mr. Eschenbach’s continued service to Workday. Notwithstanding the foregoing, if Mr. Eschenbach is terminated by Workday for Cause (as defined in the Employment Agreement) or resigns without Good Reason (as defined in Workday’s Change in Control Policy) prior to the second anniversary of the Effective Date, he will be required to repay to Workday a cash amount equal to the grant date value of the Special RSU.

●	A restricted stock unit award to acquire such number of shares of Workday’s Class A Common Stock equal to $5,000,000 divided by the 20-day Average, rounded up to the nearest whole share (the “Additional Special RSU”); provided, however, that such Additional Special RSU will not vest unless Mr. Eschenbach purchases $2,000,000 worth of shares of Workday’s Class A Common Stock on the public market within twelve (12) months following the Effective Date (the “Stock Purchase Requirement”). The Additional Special RSU will vest over one (1) year in equal installments on each quarterly anniversary of the Vesting Start Date (each, a “Quarterly Vest Date”); provided that (i) no portion of the Additional Special RSU will vest until after the completion of the Stock Purchase Requirement; and (ii) continual vesting will be subject to Mr. Eschenbach’s continued service to Workday on the applicable Quarterly Vesting Date. Notwithstanding the foregoing, if Mr. Eschenbach is terminated by Workday for Cause or resigns without Good Reason prior to the second anniversary of the Effective Date, he will be required to repay to Workday a cash amount equal to the grant date value of the Additional Special RSU.

If Mr. Eschenbach’s employment is terminated without Cause within two years following the Effective Date, other than in connection with a Change in Control (as defined in the Change in Control Policy), and Mr. Eschenbach delivers a release of claims in favor of Workday, he will be entitled to receive: (i) 12 months of his base salary; (ii) a cash incentive plan payout equal to 150% of his base salary; and (iii) accelerated vesting of such number of shares subject to each of the New Hire RSU, the PVU Award (provided that the PVU Award will accelerate only to the extent an applicable Price Hurdle has previously been achieved or is achieved as of the date of his termination), the Special RSU, the Additional Special RSU (if the Stock Purchase Requirement has been satisfied), and any future annual RSUs, if any, that would have vested in the 12 months following such termination.

In addition, Mr. Eschenbach will participate in Workday’s Change in Control Policy, as modified by the Employment Agreement, such that in the event that Mr. Eschenbach’s employment is terminated without Cause or he resigns for Good Reason in connection with a Change in Control, and Mr. Eschenbach delivers a release of claims in favor of Workday, he will be entitled to receive: (i) 12 months of his base salary; (ii) full acceleration of all then-outstanding equity incentive awards that are subject to time-based vesting (and for the PVU Award, provided that the PVU Award will accelerate only to the extent that any previously unachieved Price Hurdles are achieved based on the price per share paid in such Change in Control and for the Additional Special RSU, provided that the Stock Purchase Requirement has been satisfied), and (iii) a cash payment in an amount equal to an estimate of the aggregate premiums for continuation “COBRA” coverage for 12 months. In addition, in the event of a Change in Control and Mr. Eschenbach’s employment terminates such that he becomes entitled to the acceleration benefits described above, then if requested by Workday, he will enter into a non-competition agreement of reasonable scope and duration upon the closing of a Change in Control, as a condition to the receipt of such acceleration.

If the New Hire RSU, the PVU Award, the Special RSU, and/or the Additional Special RSU (if the Stock Purchase Requirement has been satisfied) are not assumed in a Change in Control (as defined in the Employment Agreement), then the vesting of each such award will accelerate in full; provided that the PVU Award will accelerate to the extent that any previously unachieved Price Hurdles are achieved based on the price per share paid in such Change in Control.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to Workday’s Annual Report on Form 10-K for the fiscal year ending January 31, 2023.

Mr. Eschenbach has entered into Workday’s standard form of indemnity agreement filed as Exhibit 10.1 to Workday’s Registration Statement on Form S-1 (File No. 333-183640) filed with the Securities and Exchange Commission on August 30, 2012.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing Mr. Eschenbach’s appointment is attached hereto as Exhibit 99.1. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated December 20, 2022

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2022

Workday, Inc.

/s/ Richard H. Sauer
Richard H. Sauer
Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary